EXHIBITS INCLUDED AS PART OF THIS REPORT

Exhibit	Description

1.2	Financial Statements for the quarter ended June 30, 2014

1.3	Management Discussion and Analysis for the quarter ended June 30, 2014

1.4	News Release, dated August 14, 2014

1.5	Canadian Form 52-109F2 Certification of Interim Filings – CEO

1.6	Canadian Form 52-109F2 Certification of Interim Filings – CFO

This Report on Form 6-K is incorporated by reference into the Registration Statement on Form S-8 of the Registrant, which was filed with the Securities and Exchange Commission on August 12, 2011 (File No. 333-176261).